Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Chuck Hartlage	Thierry Denis
419.248.5395	419.248.5748

Owens Corning Reports Third-Quarter 2015 Results

Company Delivers Record EBIT

•	Composites delivered 9th consecutive quarter of EBIT improvement

•	Roofing produced $103 million of EBIT and 21 percent EBIT margins

•	Insulation grew EBIT for the 17th consecutive quarter

•	Company now expects full-year adjusted EBIT at or above the high end of the $460 million to $500 million guidance range

TOLEDO, Ohio - October 21, 2015 - Owens Corning (NYSE: OC) today reported consolidated net sales of $1.46 billion in the third quarter of 2015, up from $1.38 billion in 2014.

Third-quarter 2015 adjusted earnings were $113 million, or $0.96 per diluted share, up from $73 million, or $0.62 per diluted share, in the same period last year. Net earnings in the third quarter of 2015 were $112 million, or $0.95 per diluted share, compared to third-quarter 2014 net earnings of $52 million, or $0.44 per diluted share. (See Table 3 for a discussion and reconciliation of these items.)

“Owens Corning had a very strong quarter, as all three businesses made substantial contributions to earnings,” said Mike Thaman, chairman and chief executive officer. “Our businesses performed at double-digit margin levels as a result of positive macro trends and strong commercial and operational execution.”

Consolidated Third-Quarter 2015 Results

•
Owens Corning continued to perform at a high level of safety with a Recordable Incident Rate (RIR) of 0.49 for the nine months ending September 30, 2015. This represents safety improvement of eight percent versus the same period in 2014.

•
Adjusted earnings before interest and taxes (adjusted EBIT) in the third quarter of 2015 were $198 million, up from $132 million in 2014. Reported EBIT for the third quarter was $196 million, compared with $107 million during the same period in 2014. (See Table 2.)

•
During the third quarter, Owens Corning repurchased 1.1 million shares of the company’s common stock for $47 million. As of September 30, 2015, 5.6 million shares remained available for repurchase under the company’s current authorization.

•	The company’s Board of Directors declared a quarterly cash dividend of $0.17 per common share. The dividend will be payable on Nov. 3, 2015, to shareholders of record as of Oct. 19, 2015.

•	For the sixth year in a row, Owens Corning earned placement in the Dow Jones Sustainability World Index (DJSI World) in recognition of its sustainability initiatives.

Outlook

The company continues to expect to benefit in 2015 from sustained improvement in the U.S. housing market and moderate global growth.

In Composites, the company now expects a full-year EBIT improvement of about $80 million based on current volume and pricing strength, including the impact of $25 million in currency headwinds.

In Roofing, the company continues to expect that the full-year U.S. shingle market will be in line with last year. Full-year benefit from asphalt deflation is now expected to be around $60 million, positioning the business to meet or exceed last year’s EBIT performance.

Insulation should continue to benefit from growth in U.S. residential new construction, improved pricing and operating leverage. The company expects revenue growth of about 10 percent in the second half with full-year operating leverage of around 40 percent.

The company now estimates an effective tax rate of 32 percent to 34 percent, and a cash tax rate of 10 percent to 12 percent on adjusted pre-tax earnings, due to the company’s estimated $2 billion U.S. tax net operating loss carryforward.

The company now expects full-year corporate expenses to be around $110 million. Interest expense for the full-year is expected to be about $110 million and capital expenditures approximately $380 million.

For the full year 2015, the company now expects adjusted EBIT to be at or above the high end of its previous guidance range of $460 million to $500 million.

The company will hold an Investor Day on November 18th in Atlanta, GA. Information on the audio webcast of the event will be announced in early November.

Next Earnings Announcement

Fourth-quarter 2015 results will be announced on Wednesday, February 10, 2016.

Conference Call and Presentation

Wednesday, October 21, 2015
11 a.m. Eastern Time

All Callers

Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.
Entry number: 596-1435 (Please dial in 10-15 minutes before conference call start time)
Live webcast: http://services.choruscall.com/links/oc151021

Telephone and Webcast Replay

Telephone replay will be available one hour after the end of the call through Oct. 28, 2015. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.
Conference replay number: 100-734-18
Replay available at http://services.choruscall.com/links/oc151021
Webcast replay available until Oct. 21, 2016

About Owens Corning

Owens Corning (NYSE: OC) develops, manufactures and markets insulation, roofing and fiberglass composites. Global in scope and human in scale, the company’s market-leading businesses use their deep expertise in materials, manufacturing and building science to develop products and systems that save energy and improve comfort in commercial and residential buildings. Through its glass reinforcements business, the company makes thousands of products lighter, stronger and more durable. Ultimately, Owens Corning people and products make the world a better place. Based in Toledo, Ohio, Owens Corning posted 2014 sales of $5.3 billion and employs about 15,000 people in 26 countries. It has been a Fortune 500® company for 61 consecutive years. For more information, please visit www.owenscorning.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and commercial construction activity; competitive and pricing factors; levels of global industrial production; demand for our products; relationships with key customers; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; foreign exchange and commodity price fluctuations, our level of indebtedness; weather conditions; availability and cost of credit; availability and cost of energy and raw materials; issues involving implementation and protection of information technology systems; domestic and international economic and political conditions, including new legislation or other governmental actions; our ability to utilize our net operating loss carry-forwards; research and development activities and intellectual property protection; interest rate movements; labor disputes and litigation; uninsured losses; issues related to acquisitions, divestitures and joint ventures; achievement of expected synergies, cost reductions and/or productivity improvements; defined benefit plan funding obligations; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of October 21, 2015, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
NET SALES	$1,461	$1,382	$4,082	$4,015
COST OF SALES	1,121	1,131	3,225	3,282
Gross margin	340	251	857	733
OPERATING EXPENSES
Marketing and administrative expenses	130	110	389	372
Science and technology expenses	18	18	53	57
Charges related to cost reduction actions	(5)	19	(5)	31
Other expenses (income), net	1	(3)	10	(15)
Total operating expenses	144	144	447	445
EARNINGS BEFORE INTEREST AND TAXES	196	107	410	288
Interest expense, net	28	28	80	86
Gain on extinguishment of debt	—	—	(5)	—
EARNINGS BEFORE TAXES	168	79	335	202
Less: Income tax expense	55	27	112	9
Equity in net earnings of affiliates	—	—	1	1
NET EARNINGS	113	52	224	194
Less: Net earnings attributable to noncontrolling interests	1	—	3	1
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$112	$52	$221	$193
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$0.96	$0.44	$1.88	$1.64
Diluted	$0.95	$0.44	$1.87	$1.63
Dividend	$0.17	$0.16	$0.51	$0.48
WEIGHTED AVERAGE COMMON SHARES
Basic	117.2	117.4	117.5	117.5
Diluted	118.3	118.1	118.4	118.3

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting items are shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Charges related to cost reduction actions and related items	$(2)	$(21)	$(4)	$(33)
Net loss on sale of European Stone business	—	(1)	—	(20)
Impairment loss on Alcala, Spain facility held for sale	—	(3)	—	(3)
Gain on sale of Hangzhou, China facility	—	—	—	45
Net loss related to Hurricane Sandy	—	—	—	(6)
Total adjusting items	$(2)	$(25)	$(4)	$(17)

The reconciliation from net earnings attributable to Owens Corning to Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$112	$52	$221	$193
Less: Net earnings attributable to noncontrolling interests	1	—	3	1
NET EARNINGS	113	52	224	194
Equity in net earnings of affiliates	—	—	1	1
Less: Income tax expense	55	27	112	9
EARNINGS BEFORE TAXES	168	79	335	202
Interest expense, net	28	28	80	86
Gain on extinguishment of debt	—	—	(5)	—
EARNINGS BEFORE INTEREST AND TAXES	196	107	410	288
Less: adjusting items from above	(2)	(25)	(4)	(17)
ADJUSTED EBIT	$198	$132	$414	$305

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measure resulting from these adjustments is used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Although management believes that these adjustments result in a measure that provides it a useful representation of its operational performance, the adjusted measure should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measures resulting from these adjustments are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance and related employee compensation measures. Although management believes that these adjustments result in measures that provide it a useful representation of its operational performance, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.
A reconciliation from net earnings attributable to Owens Corning to Adjusted Earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014	2015	2014	2015	2014
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings attributable to Owens Corning	$18	$120	$91	$21	$112	$52	$221	$193
Adjustment to remove adjusting items, net of tax	1	(22)	—	21	2	18	3	17
Adjustment to remove significant tax reserve reversals		(74)	—		—	—	—	(74)
Adjustment to tax expense to reflect pro forma tax rate*	3	11	(1)	3	(1)	3	1	17
ADJUSTED EARNINGS	$22	$35	$90	$45	$113	$73	$225	$153

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.15	$1.01	$0.77	$0.18	$0.95	$0.44	$1.87	$1.63
Adjustment to remove adjusting items, net of tax	0.01	(0.19)	—	0.18	0.02	0.15	0.03	0.14
Adjustment to remove significant tax reserve reversals	—	(0.62)	—	—	—	—	—	(0.62)
Adjustment to tax expense to reflect pro forma tax rate*	0.03	0.09	(0.01)	0.02	(0.01)	0.03	—	0.14
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.19	$0.29	$0.76	$0.38	$0.96	$0.62	$1.90	$1.29

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	117.8	117.8	117.5	117.4	117.2	117.4	117.5	117.5
Non-vested restricted and performance shares	0.3	0.4	0.4	0.4	0.7	0.4	0.5	0.4
Options to purchase common stock	0.4	0.5	0.4	0.5	0.4	0.3	0.4	0.4
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	118.5	118.7	118.3	118.3	118.3	118.1	118.4	118.3

*
During the third quarter of 2015, the Company updated its full year tax expense guidance range to between 32% and 34% (from between 30% and 32%). As a result, the Company applied a 33% effective tax rate estimate to the earnings for the third quarter of 2015 and recast each prior quarter of 2015 in the table above.  For comparability, in 2014, the Company used an effective tax rate of 30% that excluded the resolution of a significant uncertain tax position and the reversal of a valuation allowance recorded in prior years against certain European net deferred tax assets.

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	September 30, 2015	December 31, 2014
CURRENT ASSETS
Cash and cash equivalents	$62	$67
Receivables, less allowances of $9 at September 30, 2015 and $10 at December 31, 2014	861	674
Inventories	701	817
Assets held for sale	14	16
Other current assets	237	233
Total current assets	1,875	1,807
Property, plant and equipment, net	2,885	2,899
Goodwill	1,167	1,168
Intangible assets	1,004	1,017
Deferred income taxes	352	444
Other non-current assets	228	220
TOTAL ASSETS	$7,511	$7,555
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$963	$949
Short-term debt	18	31
Long-term debt – current portion	3	3
Total current liabilities	984	983
Long-term debt, net of current portion	1,979	1,991
Pension plan liability	375	447
Other employee benefits liability	243	252
Deferred income taxes	18	22
Other liabilities	138	130
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,959	3,954
Accumulated earnings	966	805
Accumulated other comprehensive deficit	(617)	(550)
Cost of common stock in treasury (c)	(574)	(518)
Total Owens Corning stockholders’ equity	3,735	3,692
Noncontrolling interests	39	38
Total equity	3,774	3,730
TOTAL LIABILITIES AND EQUITY	$7,511	$7,555

(a)10 shares authorized; none issued or outstanding at September 30, 2015, and December 31, 2014
(b)400 shares authorized; 135.5 issued and 116.7 outstanding at September 30, 2015; 135.5 issued and 117.8 outstanding at December 31, 2014
(c)18.8 shares at September 30, 2015, and 17.7 shares at December 31, 2014

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2015	2014
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$224	$194
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	224	229
Gain on sale of fixed assets	(1)	(50)
Net loss on sale of European Stone business	—	20
Deferred income taxes	75	(4)
Provision for pension and other employee benefits liabilities	10	14
Stock-based compensation expense	22	21
Other non-cash	(6)	(28)
Gain on extinguishment of debt	(5)	—
Change in working capital	(102)	(257)
Pension fund contribution	(59)	(51)
Payments for other employee benefits liabilities	(16)	(16)
Other	18	(10)
Net cash flow provided by operating activities	384	62
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Additions to plant and equipment	(240)	(216)
Proceeds from the sale of assets or affiliates	3	65
Investment in subsidiaries and affiliates, net of cash acquired	—	(12)
Derivative settlement	—	1
Purchases of alloy	(8)	(25)
Proceeds from sale of alloy	8	25
Net cash flow used for investing activities	(237)	(162)
NET CASH FLOW (USED FOR) PROVIDED BY FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	1,079	1,068
Payments on senior revolving credit and receivables securitization facilities	(1,082)	(919)
Payments on long-term debt	(8)	(1)
Net increase (decrease) in short-term debt	(10)	21
Cash dividends paid	(58)	(37)
Purchases of treasury stock	(86)	(44)
Other	18	7
Net cash flow (used for) provided by financing activities	(147)	95
Effect of exchange rate changes on cash	(5)	(1)
Net decrease in cash and cash equivalents	(5)	(6)
Cash and cash equivalents at beginning of period	67	57
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$62	$51

Table 6
Owens Corning and Subsidiaries
Segment and Business Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net sales	$500	$489	$1,486	$1,471
% change from prior year	2%	8%	1%	6%
EBIT	$61	$32	$188	$96
EBIT as a % of net sales	12%	7%	13%	7%
Depreciation and amortization expense	$29	$31	$92	$99

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net sales	$502	$454	$1,332	$1,256
% change from prior year	11%	5%	6%	7%
EBIT	$58	$43	$90	$62
EBIT as a % of net sales	12%	9%	7%	5%
Depreciation and amortization expense	$25	$25	$75	$76

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net sales	$502	$474	$1,398	$1,408
% change from prior year	6%	1%	-1%	-11%
EBIT	$103	$58	$213	$200
EBIT as a % of net sales	21%	12%	15%	14%
Depreciation and amortization expense	$10	$11	$29	$30

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Charges related to cost reduction actions and related items	$(2)	$(21)	$(4)	$(33)
Net loss on sale of European Stone business	—	(1)	—	(20)
Impairment loss on Alcala, Spain facility held for sale	—	(3)	—	(3)
Gain on sale of Hangzhou, China facility	—	—	—	45
Net loss related to Hurricane Sandy	—	—	—	(6)
General corporate expense and other	(24)	(1)	(77)	(53)
EBIT	$(26)	$(26)	$(81)	$(70)
Depreciation and amortization	$9	$8	$28	$24